                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           SCOTSMAN INDUSTRIES, INC.
                                       AT
                              $33.00 NET PER SHARE
                                       BY
                       BERISFORD ACQUISITION CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                              WELBILT CORPORATION,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                 BERISFORD PLC

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, AUGUST 13, 1999, UNLESS THE OFFER IS EXTENDED.

To: Our Clients:                                                    July 9, 1999

    Enclosed for your consideration are the Offer to Purchase dated July 9, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Berisford Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Welbilt Corporation, a Delaware corporation ("Parent"), which is an indirect wholly owned subsidiary of Berisford plc, a public limited company organized under the laws of England and Wales ("Berisford"), to purchase for cash all outstanding shares of common stock, par value $0.10 per share (the "Shares"), of Scotsman Industries, Inc., a Delaware corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

        1. The offer price is $33.00 per Share, net to you in cash without interest.

        2. The Offer is being made for all outstanding Shares.

        3. The Board of Directors of the Company has, at a meeting duly called and held, by a vote of all those present, (i) approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (each as defined in the Offer to Purchase), (ii) determined that the Offer and the Merger are fair to, and in the best interest of, the Company's stockholders and (iii) resolved to recommend that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

        4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on August 13, 1999, unless the Offer is extended.

        5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which, when added to the Shares beneficially owned by Parent or Purchaser (if any), represents at least a majority of the Shares outstanding on a fully diluted basis on the date Shares are accepted for payment. The Offer is also subject to the other conditions in the Offer to Purchase. See Section 14 of the Offer to Purchase.
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        6. Any stock transfer taxes applicable to the sale of Shares to
    Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           SCOTSMAN INDUSTRIES, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 9, 1999 and the related Letter of Transmittal in connection with the Offer by Purchaser, to purchase all outstanding shares of common stock, par value $0.10 per share (the "Shares"), of Scotsman Industries, Inc., a Delaware corporation.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*
-----------------------------------------------------------------------------
                                            ------------------------------------
Shares
                                            ------------------------------------
Dated:
-------------------, 1999
                                                        Signature(s)
                                            ------------------------------------

                                                       Print Name(s)

                                            ------------------------------------

                                            ------------------------------------

                                                        Address(es)

                                            ------------------------------------

                                               Area Code and Telephone Number

                                            ------------------------------------

                                              Tax ID or Social Security Number

------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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